Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-215231) of Tecogen Inc. of our report dated March 22, 2017, relating to our audits of the consolidated financial statements of Tecogen Inc., appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 24, 2017